Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

May 4, 2004

Securities and Exchange Commission

450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q (the “Report”) accompanying this letter.

H. Wayne Huizenga, the Chairman and Chief Executive Officer of Boca Resorts, Inc., and Wayne Moor, the Senior Vice President, Treasurer and Chief Financial Officer of Boca Resorts, Inc., each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Boca Resorts, Inc.

/s/ H. WAYNE HUIZENGA

Name: H. Wayne Huizenga
Chairman of the Board and
Chief Executive Officer

/s/ WAYNE MOOR

Name: Wayne Moor
Senior Vice President, Treasurer
and Chief Financial Officer

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